Filed Pursuant to Rule 424(b)(2)
Registration No. 333-285172
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 24, 2025)
Kenvue Inc.
$750,000,000 4.850% Senior Notes due 2032

Kenvue Inc. is offering $750,000,000 aggregate principal amount of 4.850% senior notes due 2032 (the “notes”). The notes will bear interest at a rate of 4.850% per year, payable semi-annually on May 22 and November 22 of each year, beginning on November 22, 2025. The notes will mature on May 22, 2032.
We may redeem some or all of the notes at any time at the redemption prices described under the caption “Description of Notes—Optional Redemption.”
The notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with the Company’s other existing and future senior unsecured indebtedness. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
For a more detailed description of the notes, see “Description of Notes,” beginning on page S-16 of this prospectus supplement.
We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 3 of the accompanying prospectus and page 17 of our Annual Report on Form 10-K for the fiscal year ended December 29, 2024 incorporated by reference herein to read about factors you should consider before purchasing the notes.

	Per note	Total notes
Price to the public(1)	99.883%	$749,122,500
Underwriting discount	0.400%	$3,000,000
Proceeds to Kenvue Inc. (before expenses)(1)	99.483%	$746,122,500
__________________
(1)Plus accrued interest, if any, from May 22, 2025.
Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its direct participants, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), against payment therefor in New York, New York on or about May 22, 2025.

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan

Co-Managers

BNP PARIBAS	HSBC	NatWest

RBC Capital Markets	UBS Investment Bank

BBVA	ING	IMI – Intesa Sanpaolo	Santander

Standard Chartered Bank	UniCredit Capital Markets

R. Seelaus & Co., LLC	Ramirez & Co., Inc.

Prospectus Supplement dated May 20, 2025

TABLE OF CONTENTS
Prospectus Supplement
Prospectus
S-i

You should carefully review the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus, together with the documents we incorporate by reference herein or therein. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where such offer or sale is not permitted. You should assume that the information contained in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of such document, as applicable, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference or any such earlier date as may be specified for such information. Our business, financial condition, results of operations and prospects may have changed since these dates.
S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, the terms “Kenvue,” “we,” “our,” “Company” and “us” refer to Kenvue Inc., a Delaware corporation, and its subsidiaries on a consolidated basis. As used herein, the term “including,” and any variation thereof, means “including without limitation.” Unless the context otherwise requires, the use of the word “or” herein is not exclusive.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
We expect to deliver the notes against payment for the notes on the second business day following the pricing of the notes (“T+2”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+2, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in or incorporated by reference in this prospectus supplement contain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives, and projections about the future. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning in conjunction with, among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; our strategy for growth and cost savings; product development activities; regulatory approvals; market position; expenditures; and the effects of the Separation (as defined below) on our business.
Because forward-looking statements are based on current beliefs, expectations, and assumptions regarding future events, they are subject to risks, uncertainties, and changes that are difficult to predict and many of which are outside of our control. You should realize that if underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, our actual results and financial condition could vary materially from expectations and projections expressed or implied in our forward-looking statements. Risks and uncertainties include but are not limited to:
•Our ability to expand globally, implement our digital strategy, and respond appropriately to competitive pressure, including from private-label brands and generic non-branded products, market trends, increased costs, and customer and consumer preferences;
•The rapidly changing retail landscape, including our dependence on key retailers, policies of our customers, the emergence of e-commerce and other alternative retail channels, and challenges with innovation and research and development;
•Product reliability, safety, and/or efficacy concerns, whether or not based on scientific or factual evidence, potentially resulting in governmental investigations, regulatory action (including, but not limited to, the shutdown of manufacturing facilities, product relabeling or withdrawal of product from the market), private claims and lawsuits, significant remediation and related costs, safety alerts, product shortages, product recalls, declining sales, reputational damage, and share price impact;
•The potential that the expected benefits and opportunities from the 2024 Multi-Year Restructuring Initiative (as defined in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein) or any other planned or completed restructuring, cost-saving, or other strategic initiative, acquisition, or divestiture may not be realized or may take longer to realize than expected;
•Our ability to establish, maintain, protect, and enforce intellectual property rights, as well as address the threats of counterfeit and other unauthorized versions of our products;
•Allegations that our products infringe the intellectual property rights of third parties;
•The impact of negative publicity and failed marketing efforts;
•Difficulties and delays in manufacturing, internally or within the supply chain, which may lead to business interruptions, product shortages, withdrawals or suspensions of products from the market, and potential regulatory action;
•Our reliance on third-party relationships, global supply chains, and production and distribution processes, which may adversely affect supply, sourcing, and pricing of materials used in our products, and impact our ability to forecast product demand;
•Interruptions, breakdowns, invasions, corruptions, destruction, and breaches of our information technology or operational technology systems or those of a third party;

•The development, deployment, use, and regulation of artificial intelligence in our internal processes, manufacturing operations, products and services, as well as our business more broadly;
•The potential for labor disputes, strikes, work stoppages, and similar labor relations matters, and the impact of minimum wage increases;
•Our ability to attract and retain talented, highly skilled employees and to implement succession plans for our senior management;
•Climate change, extreme weather, and natural disasters, or legal, regulatory or market measures to address climate change;
•The impact of increasing scrutiny, emerging legal and regulatory requirements, and rapidly evolving expectations from stakeholders regarding environmental, social, and governance matters;
•The potential for insurance to be unavailable or insufficient to cover losses we may incur;
•Legal proceedings related to talc or talc-containing products, such as Johnson’s® Baby Powder, sold outside the United States and Canada and other risks and uncertainties related to talc or talc-containing products, including the ability of our former parent Johnson & Johnson (“J&J”) to fully satisfy its obligation to indemnify us in the United States and Canada for the Talc-Related Liabilities (as defined in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein);
•The impact of legal proceedings and the uncertainty of their outcome, whether or not we believe they have merit;
•Changes to applicable laws, regulations, policies, and related interpretations;
•Potential changes in export/import and trade laws, regulations, and policies, such as new or increased tariffs, sanctions, quotas, or trade barriers;
•Changes in tax laws and regulations, increased audit scrutiny by tax authorities and exposures to additional tax liabilities potentially in excess of existing reserves;
•The impact of inflation and fluctuations in interest rates and currency exchange rates;
•The impact of a natural disaster, catastrophe, epidemic, pandemic, and global tension, including armed conflict, or other event;
•The impact of impairment of our goodwill and other intangible assets;
•Our ability to maintain satisfactory credit ratings and access credit markets;
•Our ability to achieve the expected benefits of the Separation from J&J and related transactions;
•Restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the Separation and related transactions;
•Failure of our rebranding efforts in connection with the Separation to achieve market acceptance, and the impact of our continued use of legacy J&J branding, including the “Johnson’s®” brand; and
•Our substantial indebtedness, including the restrictions and covenants in our debt agreements.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein, and in our other filings with the SEC that are incorporated by reference herein.

You should understand that it is not possible to predict or identify all such factors, and you should not consider the risks described above to be a complete statement of all potential risks and uncertainties. We do not undertake to publicly update any forward-looking statement that may be made from time to time, whether as a result of new information or future events or developments, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information from this prospectus supplement and may not contain all of the information you should consider before making an investment decision to purchase the notes. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial data and related notes, before making an investment decision. You may obtain a copy of the documents incorporated by reference by following the instructions in the section titled “Where You Can Find More Information” in this prospectus supplement. You should pay special attention to the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, and our other filings with the SEC filed after the date of this prospectus supplement and that are incorporated by reference herein, to determine whether an investment in the notes is appropriate for you.
The Company
At Kenvue, our purpose is to realize the extraordinary power of everyday care. As a global leader at the intersection of healthcare and consumer goods, we are the world’s largest pure-play consumer health company by revenue with $15.5 billion in Net sales in the fiscal year 2024. By combining the power of science with meaningful consumer insights and our digital strategy, we empower consumers to live healthier lives every day. Built on more than a century of heritage and trusted by generations, our differentiated portfolio of iconic brands—including Tylenol®, Neutrogena®, Listerine®, Johnson’s®, BAND-AID® Brand, Aveeno®, Zyrtec®, and Nicorette®—is backed by science and recommended by healthcare professionals, which further reinforces our consumers’ connections to our brands.
Our portfolio includes Self Care, Skin Health and Beauty, and Essential Health products, allowing us to connect with consumers globally—in their daily rituals and the moments that matter most.
Our global scale and the breadth of our brand portfolio are complemented by our well-developed capabilities and accelerated through our digital strategy, allowing us to dynamically capitalize on and respond to current trends impacting our categories and geographic markets.
With a sole focus on consumer health, our marketing organization operates efficiently by leveraging our precision marketing, e-commerce, and broader digital capabilities to develop unique consumer insights and further enhance the relevance of our brands. Similarly, our research and development organization combines these consumer insights with deep, multi-disciplinary scientific expertise, and engagement with healthcare professionals, to drive innovative new products, solutions, and experiences centered around consumer health.
Separation from Johnson & Johnson
In November 2021, J&J, our former parent company, announced its intention to separate its Consumer Health segment (the “Consumer Health Business”) into an independent publicly traded company (the “Separation”). Kenvue was incorporated in Delaware in February 2022, as a wholly owned subsidiary of J&J, to serve as the ultimate parent company of J&J’s Consumer Health Business. In April 2023, J&J completed the transfer of substantially all of the assets and liabilities of the Consumer Health Business to us and our subsidiaries. In May 2023, we completed an initial public offering (the “Kenvue IPO”) and began trading on the NYSE under the ticker symbol “KVUE.” In July 2023, J&J announced an exchange offer (the “Exchange Offer”) under which its shareholders could exchange shares of J&J common stock for shares of our common stock owned by J&J. In August 2023, J&J completed the Exchange Offer, completing the Separation from J&J and transition to being a fully independent public company.
Corporate Information
Kenvue Inc. was incorporated in Delaware on February 23, 2022. Our principal executive offices are located at 1 Kenvue Way, Summit, New Jersey 07901, and our telephone number is (908) 874-1200. Our website address is www.kenvue.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase any of our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

The Offering
The summary below describes the principal terms of the notes and may not contain all of the information that may be important to you. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes. You should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “Kenvue,” “we,” “our” and “us” refer only to Kenvue Inc. and not to its consolidated subsidiaries.

Issuer	Kenvue Inc.

Securities Offered	$750,000,000 aggregate principal amount of 4.850% Senior Notes due 2032.

Guarantees	None.

Maturity Date	May 22, 2032.

Interest Rate	4.850%.

Interest Payment Dates	May 22 and November 22 of each year, commencing November 22, 2025. Interest will accrue from May 22, 2025.

Ranking
The notes will be the Company’s senior unsecured obligations and will:
•rank equally in right of payment with all of the Company’s existing and future senior unsecured indebtedness, liabilities and obligations;
•rank senior in right of payment to all of the Company’s future indebtedness that is subordinated to the notes;
•be effectively subordinated in right of payment to all of the Company’s future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each of the Company’s subsidiaries.
After giving effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds,” as of March 30, 2025, we would have had a total of approximately $9.488 billion of outstanding indebtedness, all of which would have been unsecured. As of March 30, 2025, we had a total of $4.0 billion of unused borrowing availability under the Revolving Credit Facility and approximately $2.3 billion of unused availability under the Commercial Paper Program.

Use of Proceeds
We estimate that the net proceeds to us from this offering will be approximately $744.2 million after deducting the underwriting discount payable to the underwriters and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Optional Redemption	We may redeem the notes, in whole or in part, at our option, at any time and from time to time, at the redemption price calculated as set forth under “Description of Notes—Optional Redemption.”

Certain Covenants	The indenture governing the notes contains covenants that, among other things, limit our ability and the ability of certain of our subsidiaries to create liens and enter into sale-leaseback transactions and limit our ability to merge or consolidate with or into another person or to sell, lease or convey all or substantially all of our assets. However, the indenture governing the notes will not limit our ability to incur additional indebtedness that is unsecured. See “Description of Senior Debt Securities—Certain Covenants” in the accompanying prospectus.

Trading and Listing	The notes will not be listed on any securities exchange. The notes are new securities and there are currently no established trading markets for the notes. Certain of the underwriters have advised the Company that they presently intend to make a market for the notes. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time and without notice. As a result, liquid markets for the notes may not be available if you try to sell your notes.

Form and Denominations	The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company (“DTCC”).

Governing Law	The notes and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee	Deutsche Bank Trust Company Americas.

Risk Factors	You should carefully consider the information set forth herein under “Risk Factors” in deciding whether to purchase the notes.

RISK FACTORS
Investing in the notes involves risks. Before purchasing any notes, you should carefully consider the specific factors discussed below, together with all the other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by us or on our behalf we may provide to you in connection with this offering and the documents incorporated and deemed to be incorporated by reference herein and therein. For a further discussion of the risks, uncertainties and assumptions relating to our business, please see the discussion under the caption “Risk Factors” included in the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as updated by our annual, quarterly and other reports and documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below are not the only risks that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In such a case, you may lose all or part of your investment in the notes.
Risks Related to Our Business, Industry, and Operations
•Damage to our reputation and the reputation of our brands, including as a result of negative publicity, could impact our brand loyalty with consumers, customers, and third-party partners.
•We face substantial competitive pressures, including from multinational corporations, smaller regional companies, private-label brands, and generic non-branded products, in each of our reportable business segments and product lines and across all geographic markets in which we operate.
•Our ability to both innovate successfully and anticipate, understand, and respond appropriately to market trends, rapidly changing consumer and customer preferences, and shifting demand for our products.
•Our marketing efforts may be costly and inefficient, and may not successfully defend, maintain, or improve our reputation, our brands, or our market share positions in existing or new markets.
•Expanding our global operations requires significant resources and expenses, and we may not succeed due to various commercial, operational, and legal challenges associated with conducting business globally.
•We may face challenges in implementing our digital strategy across all aspects of our operations, and our digital strategy may lead us to pursue new offerings that are outside of our historical competencies and expose us to digital-related risks.
•Uncertainty in the development, deployment, use, and regulation of artificial intelligence in our internal processes, manufacturing operations, products, and services, as well as our business more broadly, could adversely affect us.
•The failure to realize the intended benefits of acquisitions and divestitures we have pursued or may pursue.
•The threats of counterfeit products, infringement of our intellectual property and other unauthorized versions of our products, which pose a risk to consumer health and safety and could damage our reputation.
•Our reliance on third parties in many aspects of our business, including to manufacture products, inherently involves a lesser degree of control over business operations, compliance matters, and cybersecurity.
•Disruptions to our manufacturing or supplier operations could adversely affect us.
•Inflationary pressures and related volatility in the cost or availability of raw materials and other inputs for our products, including due to military conflicts, tariffs, and other adverse economic or market conditions.
•Information security incidents, including cybersecurity breaches, interruption, breakdown, corruption, destruction, breach or failure of Technology Systems (as defined in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein) operated by us or a third party, which could result in reputational damage, operational disruption, and significant associated costs.
•Our ability to attract and retain a skilled workforce, reflecting our consumers, and to implement succession plans for our senior management.
Risks Related to Government Regulation, Legal Proceedings, and Financial and Economic Market Conditions
•Our ability to comply with a broad range of national and sub-national laws and regulations, and other requirements imposed by stakeholders, in the United States and around the world, including rapidly evolving requirements related to tax, trade, tariffs, manufacturing, ingredients, climate change, ESG, privacy, data protection, anti-corruption and human rights.
•We are, and could become, subject to legal proceedings and regulatory investigations that may result in significant expenses, liabilities (potentially in excess of accruals), and reputational damage.
•Concerns about the reliability, safety and efficacy of our products and their ingredients, which have resulted and could in the future result in litigation, including personal injury or class action litigation, regulatory action, reputational damage, product recalls, product reformulations, or product withdrawals.
•Legal proceedings related to talc or talc-containing products, such as Johnson’s® Baby Powder, sold outside the United States and Canada (pursuant to the separation agreement with J&J, J&J has retained the Talc-Related Liabilities for products sold in the United States and Canada), including personal injury claims alleging that talc causes cancer, and other risks and uncertainties related to our historic sale of talc or talc-containing products (talc-based Johnson’s® Baby Powder was discontinued globally in 2023).
•Our ability to successfully establish, maintain, protect, and enforce intellectual property rights that are, in the aggregate, material to our business, and our ability to successfully avoid violation of the intellectual property rights of others.
•Risks associated with conducting business globally, including foreign currency risks and impacts on our business related to ongoing and possible future conflicts, geopolitical events, or adverse economic or market conditions.
Risks Related to Our Relationship with J&J
•Our historical financial information may not necessarily reflect the results that we would have achieved as an independent, publicly traded company or what our results may be in the future.
•We may not achieve some or all of the expected benefits of the Separation, including because our business will experience a loss of corporate brand identity, historical market reputation, purchasing power, and access to certain resources from which we benefited as part of J&J.
•We are subject to restrictions on our business, potential tax-related liabilities (such as joint and several liability with J&J for its U.S. federal consolidated group tax return for periods prior to the date of the completion of the Exchange Offer) and potential tax-related indemnification obligations to J&J for taxes attributable to our business and, under certain circumstances, taxes arising in connection with the Separation and the subsequent distribution or other disposition by J&J of the shares of Kenvue common stock owned by J&J following the Kenvue IPO.
•The failure to realize the intended benefits of our rebranding strategy in connection with the Separation and our continued use of legacy J&J branding, including ongoing use of the “Johnson’s®” brand.
•The transfer of certain assets, liabilities, and contracts from J&J to us contemplated by the Separation has not been completed and may be significantly delayed or not occur at all.

•We may not be able to replace necessary manufacturing operations, systems, and services when the transition services agreement and the transition manufacturing agreement we entered into with J&J in connection with the Separation expire or otherwise terminate.
•We may incur indemnification obligations to J&J, including for potentially uncapped amounts, for certain liabilities relating to our business activities.
•J&J has agreed to indemnify us for certain liabilities, including the Talc-Related Liabilities, but such indemnity may not be sufficient to protect us against the full amount of such liabilities or J&J may be unable to satisfy its indemnification obligations.
Risks Related to Ownership of Our Common Stock
•We cannot be certain that an active trading market for our common stock will be sustained.
•The stock price of our common stock may fluctuate significantly, including as a result of future sales by us or the perception that such sales may occur.
•We have debt obligations that impose certain restrictions on our business.
•We are a holding company and depend on the ability of our subsidiaries to pay dividends and make other payments and distributions to us in order to meet our obligations.
Risks Related to this Offering
There are currently no markets for the notes, and active trading markets may not develop for the notes.
The notes are new issues of securities for which there are no established trading markets. The Company does not intend to have the notes listed on any national securities exchange or to arrange for quotation on any automated dealer quotation systems. Certain of the underwriters have advised the Company that they intend to make a market in the notes, if issued, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. In addition, the liquidity of the trading markets in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for securities and by changes in the Company’s financial performance or prospects or changes in the financial performance or prospects of companies in the Company’s industry. Active trading markets for the notes may not develop or be sustained, and we cannot assure you as to the liquidity of any market that does develop. You may not be able to sell your notes at a particular time, and the price that you receive when you sell may not be favorable.
We have debt obligations that could adversely affect us.
In connection with the Separation, we entered into certain financing arrangements, which include the indenture governing our senior unsecured notes (the “Senior Notes”), a commercial paper program (the “Commercial Paper Program”) and a credit agreement providing for a five-year senior unsecured revolving credit facility (the “Revolving Credit Facility”). Some of the debt obligations under these financing arrangements will mature in the near future, and we may not be able to refinance these debt obligations on similar terms or at all depending on market conditions. In addition, we may incur additional indebtedness in the future. This indebtedness may have important, adverse consequences to us and our investors, including:
•requiring a substantial portion of our cash flow from operations to make interest payments;
•making it more difficult to satisfy our obligations with respect to the notes and other debt;
•increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs and limit the future availability of debt financing;
•increasing our vulnerability to general adverse economic and industry conditions;

•reducing the cash flow available to fund capital expenditures and other corporate purposes and to grow our business;
•limiting our ability to pay dividends or repurchase shares of our common stock;
•limiting our flexibility in planning for, or reacting to, changes in our business and industry; and
•limiting our ability to borrow additional funds as needed.
The risks described above will increase with the amount of indebtedness we incur in the future. Furthermore, our ability to borrow additional funds may be reduced and the risks described above would intensify if the cost of additional borrowings were to increase significantly, whether because of an increase in market interest rates or a decrease in our creditworthiness. Our cash flow from operations may not be sufficient to service our outstanding debt or to repay the outstanding debt as it becomes due, and we may not be able to borrow money, sell assets, or otherwise raise funds on acceptable terms, or at all, to service or refinance our debt.
The notes will be unsecured and therefore will be effectively subordinated to any future secured debt we may incur.
The notes will not be secured. As a result, the notes will be effectively subordinated to any future secured indebtedness that we may incur to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure such debt would be available to pay obligations on the notes only after the secured debt had been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. In addition, if we or our subsidiaries fail to meet payment or other obligations under any such future secured indebtedness, the holders of that secured indebtedness would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result you may lose a portion of or the entire value of your investment in the notes. As of March 30, 2025, we do not have any secured indebtedness.
There are limited covenants in the indenture governing the notes.
The indenture governing the notes contains limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to incur certain debt secured by liens and engage in sale and leaseback transactions. The limitations on incurring debt secured by liens and sale and leaseback transactions contain certain exceptions. In addition, neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the indenture governing the notes. If we incur additional debt or liabilities, our ability to pay our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture governing the notes from paying dividends or issuing or repurchasing our securities. We are also not required to repurchase the notes in the event of a change in control. There are no financial covenants in the indenture governing the notes. However, there may be financial covenants in the agreements governing our future indebtedness. You are not protected under the indenture governing the notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under “Description of Senior Debt Securities—Merger, Consolidation and Sale of Assets” in the accompanying prospectus.
We are a holding company and our only material assets are our equity interests in our subsidiaries. As a consequence, we depend on the ability of our subsidiaries to pay dividends and make other payments and distributions to us in order to meet our obligations under the notes.
We are a holding company with limited direct business operations. Our subsidiaries own substantially all of our assets and conduct substantially all of our operations. Dividends from our subsidiaries and permitted payments to us under arrangements with our subsidiaries are our principal sources of cash to meet our obligations. These obligations include operating expenses and interest and principal on current and any future borrowings. None of our subsidiaries are under any direct obligation to pay or otherwise fund amounts due on the notes, whether in the form of dividends, distributions, loans or other payments to us. Our subsidiaries, including certain subsidiaries organized outside the United States, may not be able to, or may not be permitted to, pay dividends or make distributions to enable us to meet our obligations. Each subsidiary is a distinct legal entity and, under certain circumstances, legal, tax and contractual restrictions may limit our ability to obtain cash from our subsidiaries. If the cash we receive from our subsidiaries pursuant to dividends and other arrangements is insufficient to fund any of our obligations, or if a subsidiary is unable to pay future dividends or distributions to us to meet our obligations, we may be required to raise cash through, among other things, the incurrence of additional debt (including convertible or exchangeable debt), the sale of assets, or the issuance of equity. Our liquidity and capital position are highly dependent on the performance of our subsidiaries and their ability to pay future dividends and distributions to us as anticipated. The evaluation of future dividend sources and our overall liquidity plans are subject to a variety of factors, including current and future market conditions, which are subject to change. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms or at all, could adversely affect our business, results of operations or financial condition and our ability to satisfy our obligations under our indebtedness or pay dividends on our common stock. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.
We may redeem your notes at our option, which may adversely affect your return.
We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of Notes—Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.
The Company’s credit ratings may not reflect all risks of your investment in the notes, and changes in the Company’s credit ratings may adversely affect the value of the notes.
Any credit ratings assigned or that will be assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. We cannot assure you that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.
Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in the Company’s credit ratings, including any announcement that its ratings are under further review for a downgrade, could affect the market value of the notes and increase the Company’s corporate borrowing costs.
Moreover, any ratings assigned to the notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in the Company’s credit ratings, including any announcement that the Company’s ratings are under further review for a downgrade, could affect the market value of the notes.

USE OF PROCEEDS
We expect to receive net proceeds of approximately $744.2 million from the sale of the notes to the underwriters, after deducting the underwriting discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of March 30, 2025:
•on an actual basis; and
•on an as adjusted basis after giving effect to this offering and the application of the net proceeds therefrom as described in “Use of Proceeds”.
The following data are qualified in their entirety by our financial statements and other information incorporated by reference herein. You should read this table in conjunction with (1) those financial statements and such other information, (2) the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, and (3) “Use of Proceeds.”

	As of March 30, 2025
(Dollars in Millions)	Actual	As Adjusted
Cash and cash equivalents(4)	$1,057	$1,801
Debt:
Revolving credit facility(1)	—	—
Commercial paper(2)	1,680	1,680
5.35% Senior Notes due 2026	750	750
5.05% Senior Notes due 2028	1,000	1,000
5.00% Senior Notes due 2030	1,000	1,000
4.90% Senior Notes due 2033	1,250	1,250
5.10% Senior Notes due 2043	750	750
5.05% Senior Notes due 2053	1,500	1,500
5.20% Senior Notes due 2063	750	750
Notes offered hereby	—	750
Other(3)	124	124
Discounts and debt issuance costs	(67)	(73)
Total debt	$8,738	$9,481
Total equity	$10,053	$10,053
Total capitalization	$18,791	$19,534
__________________
(1)On March 6, 2023, we entered into a credit agreement providing for a five-year senior unsecured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $4.0 billion to be made available in U.S. dollars and Euros. On February 21, 2025, we extended the maturity date of the Revolving Credit Facility from March 6, 2028 to March 6, 2029.
(2)On March 3, 2023, the Company entered into a commercial paper program (the “Commercial Paper Program”). The Company’s Board of Directors (the “Board”) has authorized the issuance of up to $4.0 billion in an aggregate principal amount of commercial paper under the Commercial Paper Program. Any such issuance will mature within 364 days from date of issue.
(3)Other consists of primarily finance lease liabilities.
(4)As adjusted Cash and cash equivalents reflects actual cash and cash equivalents as of March 30, 2025, adjusted to reflect the net proceeds from this offering, pending their use. See “Use of Proceeds.”

DESCRIPTION OF NOTES
The notes will be issued under an indenture, dated as of March 22, 2023, between Kenvue Inc. and Deutsche Bank Trust Company Americas, as trustee, as supplemented by a supplemental indenture setting forth the final terms of the notes (collectively, the “indenture”).
The following is a description of the particular terms of the notes offered by this prospectus supplement. The following discussion summarizes selected provisions of the indenture. Because this is only a summary, it is not complete and does not describe every aspect of the notes and the indenture. Capitalized terms used and not defined in this summary have the meanings specified in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of notes. For purposes of this section of this prospectus supplement, references to the “Company,” “we,” “us” and “our” are to Kenvue Inc. and not to any of its subsidiaries.
This “Description of Notes” supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the senior debt securities and the indenture in the accompanying prospectus. The notes are “senior debt securities” as that term is used in the accompanying prospectus. You should read the “Description of Senior Debt Securities” section in the accompanying prospectus for provisions that may be important to you but which are not included in this summary.
A copy of the indenture can be obtained by following the instructions under the heading “Where You Can Find More Information.” You should read the indenture for provisions that may be important to you but which are not included in this summary.
General
The notes will initially be limited to an aggregate principal amount of $750,000,000. The notes will bear interest from May 22, 2025, payable semi-annually on each May 22 and November 22, beginning on November 22, 2025, to the persons in whose names the notes are registered at the close of business on each May 7 and November 7, as the case may be (whether or not a business day), immediately preceding such May 22 and November 22. The notes will mature on May 22, 2032.
For purposes of the notes, “business day” means, unless otherwise provided for by board resolution, officer’s certificate or supplemental indenture to the indenture, each day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York are not required by law, regulation or executive order to be open.
The indenture does not limit the Company’s ability to incur additional indebtedness, including indebtedness that is secured, senior to or equal in right of payment to the notes, and the Company may issue additional debt securities under the indenture from time to time in one or more series.
The Company may, without the consent of the existing holders of the notes, issue additional notes having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that the notes and additional notes form the same series under the indenture; provided, however, that, if any such additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number from the outstanding notes.
The notes will be the Company’s senior unsecured obligations and will rank equally in right of payment with the Company’s existing and future senior unsecured indebtedness.
The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes of each series will be represented by one or more global securities registered in the name of a nominee of DTCC. The notes will be available only in book entry form. See “Description of Senior Debt Securities—Book-Entry, Delivery and Form” in the accompanying prospectus.
Calculation of Interest on the Notes
If any interest payment date, redemption date or the maturity date of the notes is not a business day, then payment of interest and/or principal will be made on the next succeeding business day. No interest will accrue on the amount so payable for the period from such interest payment date, redemption date or maturity date, as the case may be, to the date payment is made. Interest on the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.
Optional Redemption
Prior to the Par Call Date, the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued on those notes to, but excluding, the redemption date, and
(2)100% of the principal amount of the notes to be redeemed, plus, in either of the above cases, accrued and unpaid interest thereon to, but excluding, the redemption date.
On and after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
Any redemption may, at our discretion, be subject to one or more conditions precedent, which will be set forth in the related notice of redemption, including completion of an offering or financing or other transaction or event. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice will describe each such condition, and, if applicable, will state that, in our discretion, the redemption date may be delayed until such time as any or all such conditions will be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions will not have been satisfied or otherwise waived by the redemption date, or by the redemption date as so delayed. If any such condition precedent has not been satisfied, we will provide written notice to the trustee prior to the close of business one business day prior to the redemption date. Upon receipt of such notice, the notice of redemption will be rescinded or delayed, and the redemption of the notes will be rescinded or delayed as provided in such notice. Upon receipt, the trustee will provide such notice to each holder in the same manner in which the notice of redemption was given.
The notes called for redemption become due on the date fixed for redemption. Notices of redemption will be mailed by first-class mail or sent by electronic transmission (or otherwise transmitted in accordance with DTCC’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. The notice of redemption for the notes will state, among other things, the amount to be redeemed. On and after the redemption date, interest will cease to accrue on any notes that are redeemed. If less than all the notes are redeemed at any time, the notes called for redemption shall be selected in accordance with the applicable procedures of DTCC, or if such notes are no longer represented by global notes, the trustee will select notes by lot or on a pro rata basis or by any other method the trustee deems fair and appropriate.
“Par Call Date” means March 22, 2032 (which is two months prior to the maturity date of the notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date with respect to a series of notes H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note.
Except as set forth above, the notes will not be redeemable by us prior to maturity and will not be entitled to the benefit of any sinking fund.
Governing Law
The indenture is, and the notes will be, governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of this offering. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. We cannot assure you that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the acquisition, ownership and disposition of the notes.
This summary discussion is limited to investors who purchase notes at the time of original issuance at their issue price and hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including:
•U.S. expatriates and former citizens or long-term residents of the United States;
•persons subject to the alternative minimum tax;
•banks, insurance companies and other financial institutions;
•brokers, dealers or traders in securities;
•“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;
•partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•a person required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement;
•tax-exempt organizations or governmental organizations;
•real estate investment trusts or regulated investment companies,
•U.S. Holders (as defined below) whose functional currency is not the U.S. dollar,
•Persons holding notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated investment.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding notes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
As used in this prospectus supplement, a “U.S. Holder” is any beneficial owner of a note that, for U.S. federal income tax purposes, is or is treated as any of the following:
•an individual who is a citizen or resident of the United States;

•a corporation created or organized under the laws of the United States, any State thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.
A “Non-U.S. Holder” is any beneficial owner of a note that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NOTES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
U.S. Holders
Payments of Interest
Interest on notes beneficially owned by a U.S. Holder will generally be taxable as ordinary interest income at the time it is paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Upon the sale, exchange, redemption or other taxable disposition of the notes, a U.S. Holder will generally recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the notes, other than amounts attributable to accrued and unpaid interest (which will be taxed as ordinary interest income to the extent such interest has not been previously included in income) and (ii) the U.S. Holder’s adjusted tax basis in the notes. The amount realized by a U.S. Holder will be the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. A U.S. Holder’s adjusted tax basis in the notes will generally be the cost of the notes to such U.S. Holder.
The gain or loss a U.S. Holder recognizes on the sale, exchange, redemption or other taxable disposition of the notes will generally be capital gain or loss. Such gain or loss will generally be long-term capital gain or loss if, at the time of the sale, exchange, redemption, or other taxable disposition, the U.S. Holder’s holding period in the notes exceeds one year. For non-corporate U.S. Holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. U.S. Holders are urged to consult their own tax advisors regarding the deductibility of capital losses in light of their particular circumstances.
Backup Withholding and Information Reporting
Payments on the notes and the proceeds of a sale, exchange, redemption or other taxable disposition of the notes will not be subject to backup withholding, provided the U.S. Holder provides its taxpayer identification number and certifies, under penalty of perjury, that it is not subject to backup withholding on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. In addition, payments on the notes made to, and the proceeds of a sale or other taxable disposition by, a

U.S. Holder will generally be subject to information reporting requirements, unless such U.S. Holder is an exempt recipient, such as certain corporations, and appropriately establishes that exemption.
Non-U.S. Holders
Payments of Interest
Subject to the discussion below under “—Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on interest paid on the notes so long as that interest is not “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the U.S. as discussed below under “—Effectively Connected Income”; and
•the Non-U.S. Holder does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote;
•the Non-U.S. Holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us, actually or by attribution, through stock ownership;
•the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of the Non-U.S. Holder’s trade or business; and
•either (i) the Non-U.S. Holder certifies under penalties of perjury on IRS Form W-8BEN or W-8BEN-E, as applicable, that it is not a “United States person” (as defined in the Code), and provides its name, address and U.S. taxpayer identification number, if any, or (ii) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the Non-U.S. Holder certifies under penalties of perjury that the certification referred to in clause (i) has been received from the Non-U.S. Holder or an intermediate financial institution and furnishes to us a copy thereof.
A Non-U.S. Holder that does not qualify for exemption from withholding as described above will generally be subject to withholding of U.S. federal income tax at a rate of 30% on payments of interest on the notes (except as described below with respect to effectively connected income). A Non-U.S. Holder may be entitled to the benefits of an income tax treaty under which interest on the notes is subject to a reduced rate of withholding tax or is exempt from U.S. withholding tax, provided the Non-U.S. Holder furnishes the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the reduction or exemption and the Non-U.S. Holder complies with any other applicable procedures.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Generally, any gain recognized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which will be treated as described under “—Payments of Interest” above) will be exempt from U.S. federal income and withholding tax, unless:
•the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), in which case such gain will be taxed as discussed below under “—Effectively Connected Income”; or
•the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year of the sale or other disposition, and certain other conditions are met, in which case the holder generally will be subject to U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) on the amount by which such holder’s capital gains derived from sources within the U.S. exceed such holder’s capital losses allocable to sources within the U.S. for the taxable year of the disposition.

Effectively Connected Income
If interest or gain recognized by a Non-U.S. Holder on a note is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, if a treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder will be exempt from the withholding tax on interest previously discussed if the Non-U.S. Holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI or such other form as the IRS may prescribe, but the Non-U.S. Holder will generally be subject to U.S. federal income tax on such interest or gain as if it were a “United States person” (as defined in the Code). In addition to such U.S. federal income tax, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, it may be subject to an additional branch profits tax currently at a rate of 30%, or such lower rate provided by an applicable income tax treaty.
Backup Withholding and Information Reporting
Payments of interest will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any interest payment to a Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds from the sale or other taxable disposition of notes within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person, or the holder otherwise establishes an exemption. Proceeds from a disposition of notes conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement with the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of the notes, paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest. Although withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of the notes on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING
Under the terms and subject to the conditions set forth in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for which Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, the principal amount of the notes set forth opposite the underwriter’s name.

Underwriter	Principal amount of the notes
Citigroup Global Markets Inc.	$128,625,000
Deutsche Bank Securities Inc.	128,625,000
BofA Securities, Inc.	82,500,000
Goldman Sachs & Co. LLC	82,500,000
J.P. Morgan Securities LLC	82,500,000
BNP Paribas Securities Corp.	30,000,000
HSBC Securities (USA) Inc.	30,000,000
NatWest Markets Securities Inc.	30,000,000
RBC Capital Markets, LLC	30,000,000
UBS Securities LLC	30,000,000
BBVA Securities Inc.	15,000,000
ING Financial Markets LLC	15,000,000
Intesa Sanpaolo IMI Securities Corp.	15,000,000
Santander US Capital Markets LLC	15,000,000
Standard Chartered Bank	15,000,000
UniCredit Capital Markets LLC	15,000,000
R. Seelaus & Co., LLC	2,625,000
Samuel A. Ramirez & Company, Inc.	2,625,000
Total	$750,000,000
The underwriting agreement provides that the underwriters’ obligations to purchase the notes depend on the satisfaction of the conditions contained in the underwriting agreement, and that if any of the notes are purchased by the underwriters, all of the notes must be purchased. The conditions contained in the underwriting agreement include the condition that all the representations and warranties made by us to the underwriters are true, that there has been no material adverse change in the condition of us or in the financial markets and that we deliver to the underwriters customary closing documents.
The following table shows the underwriting discount to be paid to the underwriters by us in connection with this offering.

	Per note	Total
4.850% Senior Notes due 2032	0.400%	$3,000,000
The notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at the public offering price less a concession not in excess of 0.250% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, to certain other dealers a concession not in excess of 0.150% of the principal amount of the notes. After the notes are released for sale, the underwriters may change the offering price and the other selling terms.
The expenses of the offering, not including the underwriting discount, are estimated to be approximately $1.9 million and are payable by us.

The notes will constitute a new series of securities with no established trading market. We will not list the notes on any national securities exchange. Certain of the underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of or the trading market for the notes.
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include over allotment, covering transactions and stabilizing transactions. Over allotment involves sales of notes in excess of the principal amount of notes to be purchased by the underwriters in this offering, which creates a short position for the underwriters. Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the representatives of the underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase notes originally sold by that syndicate member.
Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriters or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory and other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. Additionally, certain of the underwriters and/or their respective affiliates are lenders under the Revolving Credit Facility and/or are dealers under the Commercial Paper Program.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries may also hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
The notes will be delivered only through the facilities of DTCC for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York.
We expect to deliver the notes against payment for the notes on the second business day following the pricing of the notes (“T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes initially will settle T+2, to specify alternative settlement arrangements at the time of any such trade to prevent a failed settlement.
Selling Restrictions
Other than in the United States, to the best of our knowledge, no action has been taken by us or the underwriters that would permit a public offering of the notes in any jurisdiction where action for that purpose is required. The notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Sales of notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
Notice to Prospective Investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to Prospective Investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.
This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement or accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended and must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for such documents. The notes may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement and the accompanying prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement and the accompanying prospectus nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a)the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;
(b)the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;
(c)the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);
(d)the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and such action does not require any document to be lodged with ASIC or the ASX.
Notice to Prospective Investors in Hong Kong
The notes may not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in this prospectus supplement and the accompanying prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous

Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. None of the underwriters or the Company has issued or had in its possession for the purposes of issue, and none of the underwriters or the Company will issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the underwriters have not offered or sold the notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell the notes or cause the notes to be made the subject of an invitation for subscription or purchase, and have not circulated or distributed, nor will they circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS
Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. The underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 29, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information on the SEC’s website, which contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. You may also consult our website for more information about us. Our website is www.kenvue.com. Information included on this website is not incorporated by reference into this prospectus. The information contained on, or that can be accessed through, the websites referenced in this prospectus supplement or the accompanying prospectus is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making an investment decision to purchase the notes. We have included the website addresses referenced in this prospectus supplement and the accompanying prospectus only as inactive textual references and do not intend them to be active links to such website addresses.
We “incorporate by reference” into this prospectus supplement and the accompanying prospectus certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider that information a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities covered by this prospectus supplement (other than any portions of such documents that are deemed to have been “furnished” and not “filed” under the applicable SEC rules, including information furnished under Items 2.02 or 7.01 (including any related exhibit under Item 9.01) of any Form 8-K):
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 24, 2025;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2025, filed with the SEC on May 8, 2025;
•the portions of our Definitive Proxy Statement on Schedule 14A, filed April 9, 2025, that are incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 29, 2024; and
•our Current Report on Form 8-K filed with the SEC on March 5, 2025 and our Current Report on Form 8-K (solely with respect to Item 5.02) filed with the SEC on May 8, 2025.
Any information contained in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any free writing prospectus provided to you by us modifies or supersedes the original statement.
The reports and documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available to the public free of charge on the investor relations portion of our website located at https://investors.kenvue.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not rely on any such information in making an investment decision to purchase the notes. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
We also hereby undertake to provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that has been incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto.
Requests for such copies should be directed to our Investor Relations department, at the following address:
Kenvue Inc.
1 Kenvue Way
Summit, New Jersey 07901
(908) 874-1200
Attention: Investor Relations

PROSPECTUS
Kenvue Inc.
Senior Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants

The securities covered by this prospectus may be sold from time to time by Kenvue Inc. We may offer the securities independently or together in any combination for sale to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods.
When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the documents we incorporate by reference herein and therein, before you decide to invest in any of these securities.
Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “KVUE”.
The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 30. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them and us, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under the shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution. A prospectus supplement may include other special considerations applicable to such offering of securities. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities, together with the additional information described under the heading “Where You Can Find More Information,” before you decide to invest in any of these securities.
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
In this prospectus, unless otherwise indicated or the context otherwise requires, the terms “Kenvue,” “we,” “our,” “Company” and “us” refer to Kenvue Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.
References to “securities” include any security that we might sell under this prospectus or any prospectus supplement.
As used in this prospectus, the term “including,” and any variation thereof, means “including without limitation.” Unless the context otherwise requires, the use of the word “or” in this prospectus is not exclusive.
We prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under the heading “Where You Can Find More Information.”
You should carefully review the information contained in this prospectus, any prospectus supplement and any free writing prospectus, together with the documents we incorporate by reference herein or therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and the sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on the front cover of this prospectus, the date of the applicable prospectus supplement, the date of the applicable free writing prospectus or the date of such incorporated document, as the case may be. Our business, results of operations or financial condition may have changed since the applicable date.

THE COMPANY
At Kenvue, our purpose is to realize the extraordinary power of everyday care. As a global leader at the intersection of healthcare and consumer goods, we are the world’s largest pure-play consumer health company by revenue with $15.5 billion in Net sales in the fiscal year 2024. By combining the power of science with meaningful consumer insights and our digital strategy, we empower consumers to live healthier lives every day. Built on more than a century of heritage and trusted by generations, our differentiated portfolio of iconic brands—including Tylenol®, Neutrogena®, Listerine®, Johnson’s®, BAND-AID® Brand, Aveeno®, Zyrtec®, and Nicorette®—is backed by science and recommended by healthcare professionals, which further reinforces our consumers’ connections to our brands.
Our portfolio includes Self Care, Skin Health and Beauty, and Essential Health products, allowing us to connect with consumers across North America, Asia Pacific, Europe, Middle East, and Africa, and Latin America—in their daily rituals and the moments that matter most. Our products are marketed across more than 165 countries worldwide. Our global scale and the breadth of our brand portfolio are complemented by our well-developed capabilities and accelerated through our digital strategy, allowing us to dynamically capitalize on and respond to current trends impacting our categories and geographic markets.
With a sole focus on consumer health, our marketing organization operates efficiently by leveraging our precision marketing, e-commerce, and broader digital capabilities to develop unique consumer insights and further enhance the relevance of our brands. Similarly, our research and development organization combines these consumer insights with deep, multi-disciplinary scientific expertise, and engagement with healthcare professionals, to drive innovative new products, solutions, and experiences centered around consumer health.
Underpinned by Kenvue’s Healthy Lives Mission, our comprehensive Environmental, Social, and Governance strategy, our core capabilities are supported by our commitment to building a resilient and sustainable business that creates value for all our stakeholders over the long term.
Separation from Johnson & Johnson
In November 2021, Johnson & Johnson (“J&J”), our former parent company, announced its intention to separate its Consumer Health segment (the “Consumer Health Business”) into an independent publicly traded company (the “Separation”). Kenvue was incorporated in Delaware in February 2022, as a wholly owned subsidiary of J&J, to serve as the ultimate parent company of J&J’s Consumer Health Business. In April 2023, J&J completed the transfer of substantially all of the assets and liabilities of the Consumer Health Business to us and our subsidiaries. In May 2023, we completed an initial public offering (the “Kenvue IPO”) of approximately 10.4% of our outstanding common stock and began trading on the NYSE under the ticker symbol “KVUE”. Following the Kenvue IPO, J&J owned approximately 89.6% of our outstanding common stock. In July 2023, J&J announced an exchange offer (the “Exchange Offer”) under which its shareholders could exchange shares of J&J common stock for shares of our common stock owned by J&J. In August 2023, J&J completed the Exchange Offer and exchanged shares representing 80.1% of our common stock, completing the Separation from J&J and transition to being a fully independent public company. In May 2024, J&J completed an additional exchange offer (the “Debt for Equity Exchange”) through which J&J exchanged indebtedness of J&J for shares of our common stock owned by J&J. Following the completion of the Debt for Equity Exchange, J&J no longer owned any shares of our common stock.
Corporate Information
Kenvue Inc. was incorporated in Delaware on February 23, 2022. Our principal executive offices are located at 199 Grandview Road, Skillman, New Jersey 08558, and our telephone number is (908) 874-1200. Our website address is www.kenvue.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase any of our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.

RISK FACTORS
Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by Kenvue described in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, as updated by our annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision with respect to an offering of our securities, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus, the applicable prospectus supplement and any free writing prospectus relating to the specific issue of securities. If any of the events or developments described actually occurred, our business, results of operations or financial condition would likely suffer. The risks and uncertainties we have described are not the only ones facing the Company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also impair our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements contained in or incorporated by reference in this prospectus contain forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements do not relate strictly to historical or current facts and reflect management’s assumptions, views, plans, objectives, and projections about the future. Forward-looking statements may be identified by the use of words such as “plans,” “expects,” “will,” “anticipates,” “estimates,” and other words of similar meaning in conjunction with, among other things: discussions of future operations; expected operating results and financial performance; impact of planned acquisitions and dispositions; our strategy for growth and cost savings; product development activities; regulatory approvals; market position; expenditures; and the effects of the Separation on our business.
Because forward-looking statements are based on current beliefs, expectations, and assumptions regarding future events, they are subject to risks, uncertainties, and changes that are difficult to predict and many of which are outside of our control. You should realize that if underlying assumptions prove inaccurate, or known or unknown risks or uncertainties materialize, our actual results and financial condition could vary materially from expectations and projections expressed or implied in our forward-looking statements. Risks and uncertainties include but are not limited to:
•Our ability to expand globally, implement our digital strategy, and respond appropriately to competitive pressure, including from private-label brands and generic non-branded products, market trends, increased costs, and customer and consumer preferences;
•The rapidly changing retail landscape, including our dependence on key retailers, policies of our customers, the emergence of e-commerce and other alternative retail channels, and challenges with innovation and research and development;
•Product reliability, safety, and/or efficacy concerns, whether or not based on scientific or factual evidence, potentially resulting in governmental investigations, regulatory action (including, but not limited to, the shutdown of manufacturing facilities, product relabeling or withdrawal of product from the market), private claims and lawsuits, significant remediation and related costs, safety alerts, product shortages, product recalls, declining sales, reputational damage, and share price impact;
•The potential that the expected benefits and opportunities from the 2024 Multi-Year Restructuring Initiative (as defined in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein) or any other planned or completed restructuring, cost-saving, or other strategic initiative, acquisition, or divestiture may not be realized or may take longer to realize than expected;
•Our ability to establish, maintain, protect, and enforce intellectual property rights, as well as address the threats of counterfeit and other unauthorized versions of our products;
•Allegations that our products infringe the intellectual property rights of third parties;
•The impact of negative publicity and failed marketing efforts;
•Difficulties and delays in manufacturing, internally or within the supply chain, that may lead to business interruptions, product shortages, withdrawals or suspensions of products from the market, and potential regulatory action;
•Our reliance on third-party relationships, global supply chains, and production and distribution processes, which may adversely affect supply, sourcing, and pricing of materials used in our products, and impact our ability to forecast product demand;
•Interruptions, breakdowns, invasions, corruptions, destruction, and breaches of our information technology or operational technology systems or those of a third party;

•Uncertainty in the development, deployment, use, and regulation of artificial intelligence in our internal processes, manufacturing operations, products and services, as well as our business more broadly;
•The potential for labor disputes, strikes, work stoppages, and similar labor relations matters, and the impact of minimum wage increases;
•Our ability to attract and retain talented, highly skilled employees and to implement succession plans for our senior management;
•Climate change, extreme weather, and natural disasters, or legal, regulatory or market measures to address climate change;
•The impact of increasing scrutiny, emerging legal requirements, and rapidly evolving expectations from stakeholders regarding environmental, social, and governance matters;
•The potential for insurance to be unavailable or insufficient to cover losses we may incur;
•Legal proceedings related to talc or talc-containing products, such as Johnson’s® Baby Powder, sold outside the United States and Canada and other risks and uncertainties related to talc or talc-containing products, including the ability of our former parent J&J to fully satisfy its obligation to indemnify us in the United States and Canada for the Talc-Related Liabilities (as defined in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein);
•The impact of legal proceedings and the uncertainty of their outcome, whether or not we believe they have merit;
•Changes to applicable laws, regulations, policies, and related interpretations;
•Changes in tax laws and regulations, increased audit scrutiny by tax authorities and exposures to additional tax liabilities potentially in excess of existing reserves;
•Potential changes in export/import and trade laws, regulations, and policies, such as new or increased tariffs, sanctions, quotas, or trade barriers;
•The impact of inflation and fluctuations in interest rates and currency exchange rates;
•The impact of a natural disaster, catastrophe, epidemic, pandemic, and global tension, including armed conflict, or other event;
•The impact of impairment of our goodwill and other intangible assets;
•Our ability to maintain satisfactory credit ratings and access credit markets;
•Our ability to achieve the expected benefits of the Separation from J&J and related transactions;
•Restrictions on our business, potential tax and indemnification liabilities and substantial charges in connection with the Separation and related transactions;
•Failure of our rebranding efforts in connection with the Separation to achieve market acceptance, and the impact of our continued use of legacy J&J branding, including the “Johnson’s®” brand; and
•Our substantial indebtedness, including the restrictions and covenants in our debt agreements.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, incorporated by reference herein, including under the heading “Risk Factors,” and in our other filings with the SEC filed after the date of this prospectus and that are incorporated by reference herein. You should understand that it is not possible to predict or identify all such factors, and you should not consider the risks described above to be a complete statement of all potential risks and uncertainties. We do not undertake to publicly update any forward-looking statement that may be made from time to time, whether as a result of new information or future events or developments, except as required by law.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, repayment of indebtedness, the financing of possible acquisitions and investments or for such other purposes as may be specified in the applicable prospectus supplement.

DESCRIPTION OF SENIOR DEBT SECURITIES
The following description of the terms of the senior debt securities (the “debt securities”) sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “Kenvue,” the “Company,” “we,” “our” and “us” refer only to Kenvue Inc. and not to any of its subsidiaries. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the indenture (as defined below).
We may issue debt securities from time to time in one or more series. The debt securities will represent direct, general obligations of Kenvue. Debt securities will be issued under the indenture dated as of March 22, 2023, together with the related supplemental indentures or officer’s certificates, between Kenvue and Deutsche Bank Trust Company Americas, as trustee (collectively, as applicable, “indenture”). A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture.
General
The debt securities represent direct, general obligations of Kenvue and:
•may be issued in one or more series with the same or various maturities;
•may be issued at a price of 100% of their principal amount or at a premium or discount;
•may be issued in certificated or uncertificated form; and
•may be represented by one or more global securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global securities will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.
The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more separate series up to the aggregate principal amount authorized by us from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:
•the title and designation of the debt securities of the series, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;
•any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of, transfer of, in exchange for, or in lieu of, other debt securities of the series);
•if other than U.S. dollars, the foreign currency or foreign currencies in which the debt securities of the series are denominated;
•the date or dates on which the principal of the debt securities of the series is payable or the method of determination thereof;
•the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable, the terms and conditions of any deferral of interest and the additional interest, if any, thereon, the right, if any, of the Company to extend the interest payment periods and the duration of the extensions and the date or dates on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable or the method by which such rate or rates or date or dates shall be determined;
•the place or places where and the manner in which, the principal of and any interest on debt securities of the series shall be payable;
•the right, if any, of the Company to redeem debt securities of the series, in whole or in part, at its option and the period or periods within which, or the date or dates on which, the price or prices at which and any terms and conditions upon which debt securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;
•the obligation, if any, of the Company to redeem, purchase or repay debt securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which and the period or periods within which or the date or dates on which, and any terms and conditions upon which debt securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
•if other than in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series shall be issuable;
•if other than the principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof and the terms and conditions of any acceleration;
•if other than the coin, currency or currencies in which the debt securities of the series are denominated, the coin, currency or currencies in which payment of the principal of or interest on the debt securities of the series shall be payable, including composite currencies or currency units;
•if the principal of or interest on the debt securities of the series are to be payable, at the election of the Company or a holder thereof, in a coin or currency other than that in which the debt securities of the series are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;
•if the amount of payments of principal of and interest on the debt securities of the series may be determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the debt securities of the series are denominated, the manner in which such amounts shall be determined;
•if the debt securities of the series will be issuable as registered global securities (whether upon original issue or upon exchange of a temporary debt security of the series);
•whether and under what circumstances the Company will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the debt securities of the series rather than pay such additional amounts;
•if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of the series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;
•any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of the series;

•any deletion from, modification of or addition to the events of default or covenants with respect to the debt securities of the series, including, if applicable, covenants affording holders of debt protection with respect to the Company’s operations, financial conditions and transactions involving the Company;
•if the debt securities of the series are to be convertible into or exchangeable for any other security or property of the Company, including, without limitation, securities of another person held by the Company or its affiliates and, if so, the terms thereof, including conversion or exchange prices or rate and adjustments thereto;
•any provisions for remarketing;
•the terms applicable to any debt securities of the series issued at a discount from their stated principal amount;
•the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect; and
•any other terms of the debt securities of the series.
The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:
•debt securities with respect to which payments of principal or interest are determined with reference to an index or formula based on a coin, currency, composite currency or currency unit other than that in which the debt securities of the series are denominated;
•debt securities with respect to which principal or interest is payable in a foreign coin or currency, including composite currencies or currency units;
•debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and
•variable rate debt securities that are exchangeable for fixed rate debt securities.
Any money deposited with the trustee or any paying agent, or then held by us, in trust for the payment of the principal of and premium, if any, or interest, if any, on any debt securities and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to us on our request, or, if then held by us, shall be discharged from such trust; and, upon such payment or discharge, the holder of such debt security shall, as an unsecured general creditor and not as the holder of an outstanding debt security, look only to us for payment of the amount so due and payable and remaining unpaid.
Paying Agent and Registrar for the Notes
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the trustee will initially act as the paying agent and registrar for each series of debt securities.
Transfer and Exchange
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply for each series of debt securities.
A holder may transfer or exchange debt securities in accordance with the indenture. The registrar and the trustee may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of debt securities. No service charge shall be made to any holder for any registration of, transfer or exchange of debt securities of a series, but Kenvue or the trustee may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of such debt securities. Kenvue and the trustee are not required to transfer or exchange (a) any debt securities of a series for a period of 15 calendar days next preceding the date of mailing of a notice of redemption of debt securities of such series selected for redemption, or (b) debt securities of a series or portions thereof called for redemption, except for the unredeemed portion of any debt securities of such series being redeemed in part.
Book-Entry, Delivery and Form
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply for each series of debt securities.
The debt securities will be initially issued in the form of one or more registered securities in global form, without interest coupons (collectively, the “global securities”). Upon issuance, the global securities representing debt securities will be deposited with the trustee as custodian for The Depository Trust Company (“DTCC”) and registered in the name of Cede & Co., as nominee of DTCC.
Beneficial interests in one global security may generally be exchanged for interests in another global security. Beneficial interests in the global securities may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.
All interests in the global securities will be subject to the operations and procedures of DTCC. The Company provides the following summaries of those operations and procedures solely for the convenience of holders of the debt securities. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.
Neither the Company nor the trustee take any responsibility for those operations or procedures, and the Company urges holders of the debt securities to contact the system or their participants directly to discuss these matters.
DTCC has established procedures to facilitate transfers of interests in the global securities among DTCC participants. However, DTCC is not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither the Company nor the trustee will have any responsibility for the performance by DTCC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.
Global Securities
DTCC has advised the Company that it is a limited purpose trust company organized under the laws of the State of New York; a “banking organization” within the meaning of the New York Banking Law; a member of the Federal Reserve System; a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTCC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book entry changes to the accounts of its participants. Persons who have accounts with DTCC (“DTCC participants”) include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTCC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTCC participant, either directly or indirectly. Investors who are not DTCC participants may beneficially own securities held by or on behalf of DTCC only through DTCC participants or indirect participants in DTCC.
So long as DTCC’s nominee is the registered owner of a global security, that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names; will not receive or be entitled to receive physical, certificated securities; and will not be considered the owners or holders of debt securities under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture. As a result, each investor who owns a beneficial interest in a global security must rely on the procedures of DTCC to exercise any rights of a holder of debt securities under the indenture (and, if the investor is not a participant or an indirect participant in DTCC, on the procedures of the DTCC participant through which the investor owns its interest).
Ownership of beneficial interests in each global security will be limited to DTCC participants or persons who hold interests through DTCC participants. The Company expects that under procedures established by DTCC: upon deposit of each global security with DTCC’s custodian, DTCC will credit portions of the principal amount of the global security to the accounts of the DTCC participants; and ownership of beneficial interests in each global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTCC (with respect to interests of DTCC participants) and the records of DTCC participants (with respect to other owners of beneficial interests in the global security).
Investors also hold their interests in certain debt securities directly through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Investors may also hold their interests in certain debt securities through organizations other than Euroclear or Clearstream that are DTCC participants. Each of Euroclear and Clearstream will appoint a DTCC participant to act as its depositary for the interests in the such debt securities that are held within DTCC for the account of each settlement system on behalf of its participant.
Payments of principal, premium (if any) and interest with respect to the debt securities represented by a global security will be made by the paying agent to DTCC’s nominee as the registered holder of the global security. None of the Company, the trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global security, for any aspect of the records relating to or payments made on account of those interests by DTCC, or for maintaining, supervising or reviewing any records of DTCC relating to those interests.
Payments by participants and indirect participants in DTCC to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTCC. Transfers between participants in DTCC will be effected under DTCC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems. Crossmarket transfers between DTCC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTCC through the DTCC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global security held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTCC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global securities in DTCC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTCC. Euroclear and Clearstream participants may not deliver instructions directly to the DTCC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global security from a DTCC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTCC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global security to a DTCC participant will be received with value on the DTCC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTCC settlement date.
Certificated Securities
Debt securities in physical, certificated form will be issued and delivered to each person that DTCC identifies as a beneficial owner of the related debt securities only if: (1) DTCC notifies the Company at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed; (2)

DTCC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed or (3) certain other events provided in the indenture should occur.
Selection and Notice
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, the following provisions will apply to any redemption of debt securities under the indenture.
If less than all of the debt securities of a series are to be redeemed at any time, the debt securities to be redeemed will be selected in accordance with the procedures of the depositary, which initially is DTCC or its successor or nominee.
Debt securities of a series and portions of them selected for redemption shall be in amounts equal to the minimum principal denomination for each series and integral multiples thereof. Notices of redemption will be sent by electronic transmission or first class mail at least 10 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address or otherwise in accordance with the applicable procedures of the depositary. Notices of redemption may be conditional and, at our discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied.
If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount of that debt security to be redeemed. A new debt security in principal amount equal to the unredeemed portion of the original debt security presented for redemption will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption, subject to any condition included in such notice of redemption, become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on such debt securities or portions of them called for redemption unless Kenvue defaults on payment of the redemption price.
Certain Covenants
Below is a summary of certain covenants for the benefit of holders of each series of debt securities under the indenture, unless otherwise provided in the applicable prospectus supplement. If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, may contain certain additional covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the applicable prospectus supplement. The specific terms of these additional covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.
Limitations on Secured Debt
The Company will not itself, and will not permit any Restricted Subsidiary (defined below) to, incur, issue, assume or guarantee any debt securities, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”), secured by a pledge of, or mortgage or other lien on, any Principal Property (defined below), now owned or hereafter owned by the Company or any Restricted Subsidiary, or any shares of Capital Stock (defined below) or debt of any Restricted Subsidiary (herein called “liens”), without effectively providing that the debt securities of a series (together with, if the Company shall so determine, any other debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinate to the debt securities of such series) shall be secured equally and ratably with (or prior to) such secured debt for so long as such secured debt shall be so secured. The foregoing restrictions do not apply, however, to:
(a)liens on any Principal Property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by the Company or any Restricted Subsidiary after the date of the indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;

(b)liens on any property, shares of Capital Stock or debt existing at the time of acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a Person (defined below) existing at the time such Person becomes a Restricted Subsidiary);
(c)liens in favor of, or which secure debt owing to, the Company or any subsidiary;
(d)liens in favor of the United States of America or any state thereof, or any department, agency, or instrumentality or political subdivision thereof, or political entity affiliated therewith, or in favor of any other country or any political subdivision thereof, to secure progress, advance or other payments, or other obligations, pursuant to any contract or statute, or to secure any debt incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the property subject to such liens (including liens incurred in connection with pollution control, industrial revenue or similar financings);
(e)liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’, construction or other similar liens arising in the ordinary course of business, or governmental (federal, state or municipal) liens arising out of contracts for the sale of products or services by the Company or any Restricted Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;
(f)liens arising out of receipt of customer deposits or advance payments from customers, or deposits required by suppliers, in each case in the ordinary course of business;
(g)liens on specific items of inventory or other goods and the proceeds thereof securing obligations of the Company or any Restricted Subsidiary in respect of documentary letters of credit or banker’s acceptances issued or created for the account of the Company or Restricted Subsidiary, as applicable, to facilitate the purchase, shipment or storage of such inventory or goods, in each case in the ordinary course of business;
(h)pledges or deposits under workmen’s compensation, unemployment insurance, or similar legislation and liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;
(i)deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Restricted Subsidiary is a party or any other liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods, in each case in the ordinary course of business;
(j)liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review (or for which the time to make an appeal has not yet expired) or liens incurred by the Company or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Restricted Subsidiary is a party;
(k)liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;
(l)liens consisting of easements, rights-of-way, permits, servitudes, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of the business of the Company or such Restricted Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties;
(m)liens existing on the date on which the debt securities of a series are issued;
(n)liens on cash and cash equivalents securing derivatives obligations or deposited as cash collateral on letters of credit;
(o)liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (1) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those required by applicable banking regulations or as otherwise set forth by regulations promulgated by the Federal Reserve Board, and (2) such deposit account is not intended to provide collateral to the depository institution;
(p)leases, licenses, subleases or sublicenses of assets (including with respect to real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its subsidiaries taken as a whole; or
(q)any extension, renewal or replacement (or successive extensions, renewals or replacements) as a whole or in part, of any lien referred to in the foregoing clauses (a) to (p), inclusive; provided that (1) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of stock or debt that secured the lien extended, renewed or replaced (plus (i)(x) improvements on such property, (y) after-acquired property that is affixed or incorporated into the property covered by such lien, and (z) in the case of liens originally permitted by clause (b), after-acquired property of the applicable Restricted Subsidiary to the extent the security agreements in place at the time of the acquisition of such Restricted Subsidiary required the grant of such lien in after-acquired property, and (ii) proceeds and products thereof) and (2) the debt secured by such lien at such time is not increased (except to the extent of any fees, premiums or other costs associated with any such extension, renewal or replacement).
Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may incur, issue, assume or guarantee debt secured by liens without equally and ratably securing the debt securities of a series; provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto and to the retirement of any debt which is concurrently being retired, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Restricted Subsidiary without equally and ratably securing the debt securities of such series except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the second paragraph under the caption “—Limitations on sale and leaseback transactions” below, does not at such time exceed the greater of (1) $650 million or (2) 15% of the Consolidated Net Tangible Assets.
Notwithstanding the foregoing, any lien securing the debt securities of a series granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by all holders of the debt secured by the lien giving rise to the requirement to provide a lien securing the debt securities of such series (including any deemed release upon payment in full of all obligations under such debt) or, with respect to any particular Principal Property or Capital Stock of any particular Restricted Subsidiary securing the debt securities of such series, upon any sale, exchange or transfer to any person not a Restricted Subsidiary of the Company, of such Principal Property or Capital Stock.
Limitations on Sale and Leaseback Transactions
The Company will not itself, and will not permit any Restricted Subsidiary, to enter into any sale and leaseback transactions involving a Principal Property unless either (a) the Company or such Restricted Subsidiary would be entitled, without equally and ratably securing the debt securities of a series, to incur debt secured by a lien on such property, pursuant to the provisions described in clauses (a) through (q) above under “—Limitations on secured debt;” or (b) the Company, within 360 days after such transaction, applies an amount not less than the net proceeds of the sale of the Principal Property leased pursuant to such arrangement to (x) the retirement of its Funded Debt

(defined below); provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by (1) the principal amount of any outstanding senior debt securities delivered within 360 days after such sale to the trustee for retirement and cancellation and (2) the principal amount of Funded Debt, other than outstanding senior debt securities, voluntarily retired by the Company within 360 days after such sale or (y) the purchase, construction or development of other property, facilities or equipment used or useful in the Company’s or its Restricted Subsidiaries’ business. Notwithstanding the foregoing, no retirement referred to in clause (b) of this paragraph may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or mandatory prepayment provision. This restriction will not apply to a sale and leaseback transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or involving the taking back of a lease for a period of less than three years.
Notwithstanding the restrictions described above, the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction; provided that at the time of such transaction, after giving effect thereto and to the retirement of any Funded Debt which is concurrently being retired, the aggregate amount of all Attributable Debt in respect of sale and leaseback transactions existing at such time (other than sale and leaseback transactions permitted as described in the preceding paragraph), together with the aggregate amount of all outstanding debt incurred pursuant to the second paragraph under the caption “—Limitations on secured debt” above, does not at such time exceed the greater of (1) $650 million or (2) 15% of the Consolidated Net Tangible Assets.
Certain Definitions
The capitalized terms used in the summary of the covenants above have the following definitions:
“Attributable Debt” in respect of any sale and leaseback transaction means, at the date of determination, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligation of the lessee for net rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, excluding any amounts required to be paid by such lessee (whether or not designated as rental or additional rental payments) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
“Consolidated Net Tangible Assets” means, at the date of determination, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding (i) any indebtedness for money borrowed having a maturity of less than 12 months from the date of the then most recent consolidated balance sheet of the Company publicly available but which by its terms is renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) current maturities of long-term debt and finance leases) and (2) to the extent included in such aggregate amount of assets, all goodwill, trade names, trademarks, patents, customer relationships, unamortized debt discount and expense and any other like intangibles, all as set forth on the then most recent consolidated balance sheet of the Company publicly available and prepared in accordance with generally accepted accounting principles.
“Funded Debt” means debt which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such debt.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Principal Property” means any facility (together with the land on which it is erected and fixtures comprising part of the land) used primarily for manufacturing or processing that is located within the United States of America (other than its territories or possessions) and owned by the Company or any subsidiary, the net depreciated book value of which on the date as of which the determination is being made exceeds 1% of the Consolidated Net Tangible Assets of the Company, except any such property which the Company’s Board of Directors, in its good faith opinion, determines is not of material importance to the business conducted by the Company and its subsidiaries, taken as a whole.
“Restricted Subsidiary” means any domestic subsidiary of the Company which owns Principal Property.
Merger, Consolidation and Sale of Assets
The Company may not consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless (1) such Person is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States or any state or territory thereof or the District of Columbia and such successor Person assumes by supplemental indenture the Company’s obligations on each series of debt securities and under the indenture, (2) after giving effect to the transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing under the indenture, (3) as a result of such transaction the properties or assets of the Company are not subject to any encumbrance which would not be permitted under the indenture and (4) the Company shall have delivered an officer’s certificate and an opinion of counsel, each stating that such transaction or supplemental indenture complies with the indenture.
Upon any consolidation of the Company with, or merger by the Company into, any other Person or conveyance, transfer or lease of properties and assets of the Company substantially as an entirety in accordance with the provisions described above, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transferor lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture with the same effect as if such successor Person has been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the indenture and each series of debt securities.
Events of Default and Remedies
Unless otherwise provided in the applicable prospectus supplement with respect to a series of debt securities, each of the following will, with respect to a series of debt securities, be an event of default (an “Event of Default”):
(1)default in any payment of interest on any debt security of such series when it becomes due and payable, continued for 30 days;
(2)default in the payment of principal of or premium, if any, on any debt security of such series when due at its stated maturity, upon optional redemption, upon declaration or otherwise;
(3)our failure, after notice, to comply within 90 days with any of our other agreements contained in the indenture applicable to such series of debt securities (other than a covenant or warranty expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee); or
(4)certain events of bankruptcy, insolvency or reorganization for us.
A default under clause (3) of this paragraph will not constitute an Event of Default in respect of a series of debt securities until the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series notify us of the default and such default is not cured within the time specified in clause (3) of this paragraph after receipt of such notice.
If an Event of Default (other than an Event of Default referred to in clause (4) above with respect to us) occurs and is continuing in respect of a series of debt securities, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice to us and the trustee may, and the trustee at the request of such holders shall, declare the principal of and accrued and unpaid interest, if any, on all debt securities of such series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default referred to in clause (4) above occurs with respect to us, the principal of and accrued and unpaid interest on all outstanding debt securities of all series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.
The trustee will not be deemed to have notice of any default or any event of default unless a responsible officer of the trustee (as defined in the indenture) has actual notice of the default or the Event of Default or a responsible officer of the trustee has received written notice of any event which is a default or an Event of Default and the notice references the applicable series of debt securities and the indenture and states that such notice is a notice of a default or an Event of Default.
In order for holders of the applicable series of debt securities to initiate proceedings for a remedy under the indenture (other than with respect to an Event of Default referred to in clause (4) above with respect to us), holders of at least 25% in principal amount of such series of debt securities must first give written notice to us as provided above in respect of the debt securities of such series, must request that the trustee initiate a proceeding in its own name and must offer the trustee indemnity reasonably satisfactory to the trustee against costs, expenses, and liabilities incurred in compliance with such request. If the trustee still refuses for 60 days to initiate the proceeding, and no inconsistent direction has been given to the trustee by holders of a majority of such series of debt securities, the holders may initiate a proceeding as long as they do not adversely affect the rights of any other holders of the debt securities of such series. However, any holder is entitled at any time to bring a lawsuit for payment of money due on its debt securities on or after the due date.
The holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration with respect to such series of debt securities if all Events of Default, besides the failure to pay principal due solely because of the declaration of acceleration, have been cured or waived.
The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must deliver to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of (or premium, if any), or interest, if any, on any debt securities of a series, the trustee may withhold notice if the trustee determines that withholding notice is in the best interests of the holders.
The holders of a majority in principal amount of the outstanding debt securities of a series may waive any past default or event of default with respect to such series of debt securities except for a default in the payment of principal of (or premium, if any) or interest, if any, on such series of debt securities or a default relating to a provision that cannot be amended without the consent of each affected holder.
Modification or Waiver
There are three types of changes we can make to the indenture.
Changes Requiring Approval of Holders. Certain changes cannot be made to the indenture or the debt securities of a series without approval of each affected holder of debt securities of such series, including the following:
•reducing the principal or any premium or changing the stated maturity of the debt securities of such series;
•reducing the rate of, or changing the stated maturity of, any payment of interest on the debt securities of such series;
•making the principal, premium or interest payable in a currency other than United States dollars or changing the place of payment;
•reducing the principal amount of the debt securities of such series whose holders must consent to supplement the indenture or to waive any of its provisions;
•modifying the right of any holder to receive or sue for payment of principal, premium or interest that would be due and payable at the maturity of the debt securities of such series; or

•expressly subordinating the debt securities of such series to other indebtedness of ours.
Changes Requiring a Majority Vote of Holders. Other than as set forth above, the indenture and the debt securities of a series can generally be amended with the consent of holders owning a majority of the outstanding aggregate principal amount of the debt securities (including additional debt securities of such series, if any) of such series (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the debt securities). In the event that the amendment would only affect a certain series of debt securities issued under the indenture, the consent of holders owning a majority of the outstanding aggregate principal amount of the debt securities of such series will only amend the indenture with respect to such series of debt securities.
Changes Not Requiring Approval of Holders. From time to time, we and the trustee may, without the consent of the applicable holders of debt securities, amend or supplement the indenture or the debt securities of a series for specified purposes, including to:
•reflect that a successor has succeeded us and has assumed our covenants and obligations under the debt securities of such series and the indenture;
•add further covenants for the benefit of the holders of the debt securities of such series or surrender any right or power conferred on us with respect to such series of debt securities;
•surrender any right or power herein conferred to the Company;
•add any additional Event of Default with respect to the debt securities of such series;
•pledge property to the trustee as security for the debt securities of such series;
•add further guarantees with respect to the debt securities of such series;
•evidence the appointment of a trustee other than the trustee initially named in the indenture with respect to any other series of debt securities in accordance with the provisions of the indenture;
•evidence the appointment of a successor trustee with respect to the debt securities of such series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of trusts under the indenture by more than one trustee;
•modify the indenture in order to continue its qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or as may be necessary or desirable in accordance with amendments of that act;
•issue and establish the form and terms and conditions of other series of debt securities as provided in the indenture;
•cure any ambiguity, mistake or inconsistency in the indenture or in the debt securities of such series or make any other addition, change or elimination to the provisions therein, as long as the interests of the holders of the outstanding debt securities of such series are not adversely affected in any material respect (as determined by the Company);
•make any addition, change or elimination to the indenture in respect of a series of debt securities to be created in the future;
•provide for uncertificated securities in addition to or in place of certificated securities;
•to conform the text of the indenture, any supplemental indenture or the debt securities to any provision of the “Description of Notes” applicable to such series of debt securities; or
•comply with the rules of any applicable securities depositary.

Satisfaction and Discharge
The indenture with respect to a series of debt securities will cease to be of further effect, and we will be deemed to have satisfied and discharged our obligations with respect to the debt securities of such series, when certain specified conditions have been satisfied, including the following:
•all debt securities of such series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity or on a redemption date within one year;
•we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the debt securities of such series that had not been previously delivered for cancellation, for the principal (and premium, if any) and accrued and unpaid interest, if any, in the case of debt securities that have become due and payable, or to the stated maturity or the redemption date, if earlier, in the case of other debt securities;
•we have paid or caused to be paid all other sums payable under the indenture in respect of the debt securities of such series; and
•we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all the conditions precedent provided for in the indenture relating to the satisfaction and discharge have been complied with.
We will remain obligated to provide for registration of transfer and exchange and to provide notices of redemption.
Defeasance
At our option, we can terminate all of our obligations with respect to certain covenants under the indenture with respect to a series of debt securities, other than the obligation to pay principal, any premium and any interest on the debt securities of such series and other specified obligations, at any time by:
•depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal, any premium and any interest on the debt securities of such series to their maturity; and
•complying with other specified conditions, including delivery to the trustee of an opinion of counsel to the effect that holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.
In addition, we can terminate all of our obligations under the indenture with respect to a series of debt securities then outstanding, including the obligation to pay principal, any premium and any interest on the debt securities of such series, at any time by:
•depositing money or United States government obligations with the trustee in an amount sufficient to pay the principal, any premium and any interest on the debt securities of such series to their maturity; and
•complying with other specified conditions, including delivery to the trustee of an opinion of counsel stating that there has been a ruling by the Internal Revenue Service, or a change in the United States federal tax law since the date of the indenture, to the effect that holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of our defeasance.
Governing Law
The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee
Deutsche Bank Trust Company Americas serves as trustee under the indenture.
The indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities.
The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise under the circumstances in the conduct of such Person’s own affairs. The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of Kenvue, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.
The holders of a majority in principal amount of the debt securities then outstanding of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, or exercising any trust or power conferred on the trustee, under the indenture with respect to the debt securities of such series, subject to certain exceptions. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holder of debt securities, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against the costs, expenses, losses and liabilities which may be incurred therein or thereby.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes the material terms of our common stock, our authorized but unissued preferred stock. The following description is not complete and is qualified by reference to the full text of our amended and restated certificate of incorporation and our amended and restated bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the Delaware General Corporate Law (“DGCL”). The particular terms of any series of preferred stock offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to that series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Accordingly, for a description of the terms of a particular issue of preferred stock, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “Kenvue,” “we,” “our” and “us” refer only to Kenvue Inc. and not to any of its subsidiaries.
General
Our authorized capital stock consists of 12,500,000,000 shares of common stock, par value $0.01 per share, and 750,000,000 shares of preferred stock, par value $0.01 per share. As of February 14, 2025, there are 1,911,240,720 shares of our common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Holders of shares of our common stock are entitled to the rights set forth below.
Voting Rights
Each holder of shares of our common stock is entitled to one vote per share of our common stock on all matters which may be submitted to the holders of shares of our common stock. At any meeting of our shareholders, the holders of a majority in voting power of the outstanding shares entitled to vote at such meeting must be present in person or represented by proxy in order to constitute a quorum.
At any meeting of our shareholders, all questions, except as otherwise expressly provided by statute, our amended and restated certificate of incorporation or our amended and restated bylaws, will be determined by vote of the majority of voting power of the outstanding shares present in person or represented by proxy at such meeting and entitled to vote. Except as otherwise required by law, a nominee for election as a director will be elected to our Board of Directors (the “Board”) at a meeting at which a quorum is present by a majority of the votes cast with respect to that director’s election; provided, however, that, if the number of director nominees exceeds the number of directors to be elected, then directors will be elected by a plurality of the votes cast at such meeting.
Our amended and restated certificate of incorporation provides that any director may be removed from office at any time, with or without cause, by vote of the majority of voting power of the outstanding shares entitled to vote thereon.
Dividend Rights
Subject to any preferential rights of any outstanding shares of our preferred stock, each holder of shares of our common stock is entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of any assets lawfully available for the payment of dividends.
Liquidation, Dissolution and Winding-Up Rights
In the event of a liquidation, dissolution or winding-up of the Company, each holder of shares of our common stock is entitled to ratable distribution of our net assets that remain after the payment in full of all liabilities and the liquidation preferences of any outstanding shares of our preferred stock.

Other Rights
Holders of shares of our common stock have no preemptive or conversion rights to purchase, subscribe for or otherwise acquire any shares of our common stock or preferred stock or other securities. There are no redemption or sinking fund provisions applicable to the shares of our common stock.
Preferred Stock
The Board is authorized, without further vote or action by our shareholders, to provide for the issuance from time to time of shares of our preferred stock in series and, as to each series, to fix the designation; the dividend rate and the preferences, if any, which dividends on that series will have compared to any other class or series of our capital stock; the voting rights, if any; the liquidation preferences, if any; the conversion privileges, if any; and the redemption price or prices and the other terms of redemption, if any, applicable to that series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of our preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of shares of our common stock or for other corporate purposes.
Anti-Takeover Effects of Various Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws
Provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe the benefits of increased protection of the Board’s ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals, including because negotiation of these proposals could result in an improvement of the terms of the proposals.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL. Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:
•prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares (1) owned by persons who are directors and also officers and (2) held in employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•at or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation which is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with its affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock.

The existence of Section 203 of the DGCL is expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging takeover attempts that might result in a premium over the then-prevailing market price for the shares of our common stock.
A Delaware corporation may “opt out” of Section 203 of the DGCL by including a provision expressly electing not to be governed by Section 203 of the DGCL in its original certificate of incorporation or in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting stock. We have not elected to “opt out” of Section 203 of the DGCL.
Size of Board and Vacancies
Our amended and restated certificate of incorporation provides that the Board must consist of not fewer than 5 directors nor more than 18 directors, the actual number to be determined by the Board from time to time. Our Board currently consists of 11 directors.
Our amended and restated certificate of incorporation provides that any vacancies and newly created directorship on the Board will be filled by appointment made by a majority of the directors then serving on our Board.
Special Shareholder Meetings
Our amended and restated certificate of incorporation provides that a special meeting of our shareholders may be called at any time by (1) the Chair of the Board, (2) a majority of the Board or (3) our Chief Executive Officer. Our amended and restated certificate of incorporation provides that our shareholders do not have the ability to call a special meeting.
Shareholder Action by Written Consent
Our amended and restated certificate of incorporation provides that holders of shares of our common stock are unable to act by written consent without a duly called annual or special meeting of our shareholders.
Requirements for Advance Notification of Shareholder Proposals
Our amended and restated bylaws establish advance notice procedures for business (including any nominations for director) to be properly brought by a shareholder before an annual or special meeting of our shareholders. Our amended and restated bylaws also provide for certain requirements regarding the form and content of a shareholder’s notice for any such proposal.
No Cumulative Voting
The DGCL provides that shareholders of a company are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Undesignated Preferred Stock
The authority that the Board possesses to issue preferred stock, as described under “—Preferred Stock,” could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer or proxy contest or otherwise by making such attempts more difficult or more costly. The Board may be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of shares of our common stock.
Amendments to Certificate of Incorporation
Our amended and restated certificate of incorporation provides that it may be amended or altered in any manner provided by the DGCL.

Amendments to Bylaws
Our amended and restated certificate of incorporation provides that our amended and restated bylaws may be amended, altered or repealed and new bylaws made by (1) the Board or (2) vote of the majority of voting power of the outstanding shares entitled to vote thereon at a meeting of our shareholders called for that purpose.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors or officers to corporations and their shareholders for monetary damages for breaches of fiduciary duties as directors or officers. Our amended and restated certificate of incorporation includes such an exculpation provision. Our amended and restated certificate of incorporation and our amended and restated bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that we must indemnify and advance reasonable expenses to our directors and, subject to certain exceptions, officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Our amended and restated certificate of incorporation expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions that are in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors and officers for breaches of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. However, these provisions do not limit or eliminate our rights, or those of any shareholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The limitation of liability and indemnification provisions that are in our amended and restated certificate of incorporation do not alter the liability of directors and officers under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Exclusive Forum
Our amended and restated certificate of incorporation provides, in all cases to the fullest extent permitted by law, that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery located within the State of Delaware will be the sole and exclusive forum for:
•any derivative action or proceeding brought on our behalf;
•any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or shareholders to us or our shareholders;
•any action asserting a claim arising pursuant to any provision of our amended and restated certificate of incorporation or our amended and restated bylaws;
•any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery located within the State of Delaware; or
•any action asserting a claim governed by the internal affairs doctrine.
However, if the Court of Chancery located within the State of Delaware does not have jurisdiction over any such action, the action may be brought instead in the United States District Court for the District of Delaware.
In addition, our amended and restated certificate of incorporation provides that the foregoing provision will not apply to claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act.
These exclusive forum provisions may impose additional costs on shareholders in pursuing any such claims, particularly if the shareholders do not reside in or near the State of Delaware, or limit a shareholder’s ability to bring a claim in a judicial forum that such shareholder finds favorable for disputes with us or our directors, officers, employees or shareholders, which in each case may discourage such lawsuits with respect to such claims. Our shareholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder as a result of these exclusive forum provisions.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and our authorized but unissued shares of preferred stock will be available for future issuance without further vote or action by our shareholders. We may use additional shares for a variety of purposes, including to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could also discourage attempts by third parties to obtain control of us through a merger, tender offer or proxy contest or otherwise by making such attempts more difficult or more costly.
Listing
Our shares of common stock are listed on the New York Stock Exchange under the symbol “KVUE”.
Transfer Agent and Registrar
The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
The following description of the terms of the depositary shares sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those depositary shares will be described in the prospectus supplement relating to those depositary shares. Accordingly, for a description of the terms of a particular issue of depositary shares, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “Kenvue,” “we,” “our” and “us” refer only to Kenvue Inc. and not to any of its subsidiaries.
General
We may, at our option, elect to offer fractional shares of preferred stock, rather than single shares of preferred stock (to be set forth in the prospectus supplement relating to a particular series of preferred stock). In the event we elect to do so, depositary receipts evidencing depositary shares will be issued.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of such class or series of preferred stock represented by the depositary share, including applicable dividend, voting, redemption, and liquidation rights.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

DESCRIPTION OF WARRANTS
The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those warrants will be described in the prospectus supplement relating to those warrants. Accordingly, for a description of the terms of a particular issue of warrants, reference must be made to both the prospectus supplement relating thereto and to the following description. As used in this section, “Kenvue,” “we,” “our” and “us” refer only to Kenvue Inc. and not to any of its subsidiaries.
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:
•the title of such warrants;
•the offering price for such warrants, if any;
•the aggregate number of such warrants;
•the designation and terms of the securities purchasable upon exercise of such warrants;
•if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property) and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•information with respect to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•the antidilution provisions of such warrants, if any;
•the redemption or call provisions, if any, applicable to such warrants; and

•any additional terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•through agents;
•to or through underwriters;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through brokers or dealers;
•directly by us to purchasers, including through a specific bidding, auction or other process; or
•through a combination of any of these methods of sale.
Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers.
In addition, we may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.
In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS
The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 29, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement filed with the SEC. This prospectus does not contain all of the information included in the registration statement and the exhibits thereto. References in this prospectus to any of our contracts or other documents are not necessarily complete, and each such reference is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. For additional information about us, you should refer to the registration statement and the exhibits thereto, which are available on the internet website maintained by the SEC at www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information on the SEC’s website, which contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. You may also consult our website for more information about us. Our website is www.kenvue.com. Information included on this website is not incorporated by reference into this prospectus. The information contained on, or that can be accessed through, the websites referenced in this prospectus is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase shares of any of our securities. We have included the website addresses referenced in this prospectus only as inactive textual references and do not intend them to be active links to such website addresses.
We “incorporate by reference” into this prospectus certain information we have filed with the SEC. This means that we disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Unless specifically listed below, the information contained on the SEC website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus (other than any portions of such documents that are deemed to have been “furnished” and not “filed” under the applicable SEC rules, including information furnished under Items 2.02 or 7.01 (including any related exhibit under Item 9.01) of any Form 8-K):
•our Annual Report on Form 10-K for the fiscal year ended December 29, 2024, filed with the SEC on February 24, 2025;
•the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2024, that are incorporated by reference into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and
•the description of our capital stock contained in Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented by any subsequent amendments and reports filed for the purpose of updating such description.

Any information contained in this prospectus or in any document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any prospectus supplement or free writing prospectus provided to you by us modifies or supersedes the original statement.
The reports and documents incorporated by reference into this prospectus are available to the public free of charge on the investor relations portion of our website located at https://investors.kenvue.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making an investment decision to purchase shares of any of our securities. We have included our website address only as an inactive textual reference and do not intend it to be an active link to our website.
We also hereby undertake to provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the reports or documents that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto.
Requests for such copies should be directed to our Investor Relations department, at the following address:
Kenvue Inc.
199 Grandview Road
Skillman, New Jersey 08558
(908) 874-1200
Attention: Investor Relations

Kenvue Inc.
$750,000,000 4.850% Senior Notes due 2032

Prospectus Supplement

Joint Book-Running Managers

Citigroup	Deutsche Bank Securities

BofA Securities	Goldman Sachs & Co. LLC	J.P. Morgan

Co-Managers

BNP PARIBAS	HSBC	NatWest

RBC Capital Markets	UBS Investment Bank

BBVA	ING	IMI – Intesa Sanpaolo	Santander

Standard Chartered Bank	UniCredit Capital Markets

R. Seelaus & Co., LLC	Ramirez & Co., Inc.

May 20, 2025